AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BE AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1209796
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1400 Corporate Center Way

Wellington, Florida 33414

(561) 791-5000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Thomas P. McCaffrey

Senior Vice President of Administration

and Chief Financial Officer

BE Aerospace, Inc.

1400 Corporate Center Way

Wellington, Florida 33414

(561) 791-5000

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Rohan S. Weerasinghe, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
Common Stock, $.01 par value(1)	(1)	(1)	(1)	$0

(1)              An unspecified aggregate initial offering price or number of shares of common stock of BE Aerospace, Inc. is being registered as may from time to time be offered at unspecified prices. Also includes series A junior preferred stock purchase rights attached to each share of common stock. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, BE Aerospace, Inc. is deferring payment of the registration fee.

(2)              The registrant previously paid registration fees for unsold securities in connection with Registration Statement No. 333-112493, filed by the registrant on Form S-3 on February 5, 2004. Details about the fees paid are set forth below. Pursuant to Rule 457(p), Registration Statement No. 333-112493 is deregistered hereby.

The amount previously paid relating to unsold securities under Registration Statement No. 333-112493 was $11,022 in connection with unsold securities in the amount of $87.4 million. This amount remains available to the registrant to offset future registration fees payable by it.

PROSPECTUS

BE AEROSPACE, INC.

Common Stock

We may offer and sell, from time to time, in one or more offerings, our common stock that we describe in this prospectus.

We may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific terms of the common stock to be offered in prospectus supplements to this prospectus or other offering material. Information in this prospectus will be deemed modified or superseded by any accompanying prospectus supplement or other offering material. You should read carefully this prospectus and the accompanying prospectus supplement or other offering material before you invest in our common stock.

Investing in our common stock involves risks that are described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement or other offering material.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2007.

We have not authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus, any prospectus supplement or in any other offering material or in any of the documents that are incorporated by reference in this prospectus, in any prospectus supplement or in any offering material.  If anyone provides you with different or inconsistent information, you should not rely on it.  You should assume that the information appearing in this prospectus, any prospectus supplement in any other offering material, as well as the information contained in any document incorporated by reference therein on herein, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell our common stock covered by this prospectus in one or more offerings.

This prospectus provides you with a description of our common stock that we may sell. Each time we sell our common stock, we will provide one or more prospectus supplements or other offering material that will contain specific information about the terms of that specific offering of our common stock and the specific manner in which it may be offered. The prospectus supplement or other offering material may also add to, update or change any of the information contained in this prospectus. To the extent that any statement we make in a prospectus supplement or other offering material is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or other offering material. The prospectus supplement or other offering material may also contain information about any material federal income tax considerations relating to our common stock described in the prospectus supplement or other offering material. You should read both this prospectus and the applicable prospectus supplement or other offering material together with the additional information described under “Where You Can Find More Information” before making an investment decision. This prospectus may not be used to sell our common stock unless it is accompanied by a prospectus supplement or other offering material.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the common stock offered under this prospectus. That registration statement can be read at the SEC’s web site (www.sec.gov) or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public on the Internet, through a database maintained at the SEC’s website (http://www.sec.gov). In addition, you can inspect and copy our reports, proxy statements and other information at the office of Nasdaq at, 1735 K Street, Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We filed a registration statement on Form S-3 to register with the SEC the common stock described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. The SEC allows us to incorporate by reference the information we file with it into this prospectus. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by any information incorporated later or superseded by information included in this prospectus or any prospectus supplement or other offering material relating to an offering of our common stock.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the date of the closing of each offering. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

The following documents, which have been filed with the SEC, are incorporated by reference into this prospectus:

•       our Annual Report on Form 10-K for the year ended December 31, 2006;

•       our Proxy Statement on Schedule 14A filed with the SEC on April 28, 2006; and

•       our Current Reports on Form 8-K filed with the SEC, on August 3, 2006, February 1, 2007 and February 27, 2007.

You may request a copy of these incorporated documents at no cost by writing or telephoning us at the following address:

BE Aerospace, Inc.
1400 Corporate Center Way
Wellington, Florida  33414
Attention:  General Counsel
Telephone:  (561) 791-5000

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Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain, or will contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including statements regarding implementation and expected benefits of lean manufacturing and continuous improvement plans, our dealings with customers and partners, the consolidation of facilities, reduction of our workforce, integration of acquired businesses, ongoing capital expenditures, our ability to grow our distribution segment, the impact of the large number of grounded aircraft on demand for our products and our underlying assets, the adequacy of funds to meet our capital requirements, the ability to refinance our indebtedness, if necessary, the reduction of debt, the potential impact of new accounting pronouncements, the impact on our business from the September 11, 2001 terrorist attacks, SARS outbreak and war in Iraq and the impact on our business of the recent increases in passenger traffic, projected increases in passenger traffic and the size of the airline fleet and the affect of any offering of common stock made pursuant to this registration statement. These forward-looking statements include risks and uncertainties, and our actual experience may differ materially from that anticipated in such statements. Factors that might cause such a difference include those discussed in our filings with the SEC, under the heading “Risk Factors” in our periodic reports filed with the SEC or in the prospectus supplement or other offering material, as well as future events that may have the effect of reducing our available operating income and cash balances, such as unexpected operating losses, the impact of rising fuel prices on our airline customers, outbreaks in national or international hostilities, terrorist attacks, prolonged health issues which reduce air travel demand (e.g., SARS), delays in, or unexpected costs associated with, the integration of our acquired or recently consolidated businesses, conditions in the airline industry, conditions in the business jet industry, problems meeting customer delivery requirements, our success in winning new or expected refurbishment contracts from customers, capital expenditures, cash expenditures related to possible future acquisitions, facility closures, product transition costs, labor disputes involving us, our significant customers or airframe manufacturers, the possibility of a write-down of intangible assets, delays or inefficiencies in the introduction of new products or fluctuations in currency exchange rates.

Except as required under the federal securities laws and rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein. These statements should not be considered in isolation and you should make your investment decision only after carefully reading the entire prospectus and the documents incorporated by reference.

iii

OUR COMPANY

Based on our experience in the industry, we believe we are the world’s largest manufacturer of cabin interior products for commercial aircraft and business jets and a leading aftermarket distributor of aerospace fasteners. We sell our manufactured products directly to virtually all of the world’s major airlines and airframe manufacturers and a wide variety of general aviation customers. In addition, based on our experience, we believe that we have achieved leading global market positions in each of our major product categories, which include:

•       commercial aircraft seats, including an extensive line of super first class, first class, business class, tourist class and regional aircraft seats;

•       a full line of aircraft food and beverage preparation and storage equipment, including coffeemakers, water boilers, beverage containers, refrigerators, freezers, chillers and microwave, high heat convection and steam ovens;

•       both chemical and gaseous aircraft oxygen delivery systems, protective breathing equipment and lighting  products;

•       business jet and general aviation interior products, including an extensive line of executive aircraft seats, direct and indirect overhead lighting systems, oxygen delivery systems, air valve systems, high-end furniture and cabinetry; and

•       a broad line of aerospace fasteners, consisting of over 175,000 Stock Keeping Units serving the commercial aircraft, business jet and military and defense industries.

We also provide comprehensive aircraft cabin interior reconfiguration and passenger-to-freighter conversion engineering services and component kits.

USE OF PROCEEDS

Except as may otherwise be described in the applicable prospectus supplement or other offering material, we expect to use the net proceeds from the sale of the common stock under this prospectus for general corporate or working capital purposes, which may include, among other things, capital expenditures, repaying indebtedness, funding acquisitions and investments. Additional information on the use of net proceeds from any sale of common stock offered by this prospectus may be set forth in the prospectus supplement or other offering material relating to such offering.

DESCRIPTION OF OUR COMMON STOCK

We are authorized to issue 200,000,000 shares of common stock, $0.01 par value, of which 79,918,200 shares were outstanding as of March 16, 2007. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and to receive such dividends as may be declared by the board of directors out of funds legally available to pay dividends. The indenture relating to our outstanding senior subordinated notes and our current bank credit facility restrict dividend payments by us to our stockholders. In the event of a liquidation, dissolution or winding up of our company, holders of our stock have the right to a ratable portion of the assets remaining after payment of liabilities. Holders of common stock do not have cumulative voting, preemptive, redemption or conversion rights. All outstanding shares of our common stock are, and the shares to be sold under this prospectus will be, when issued and paid for, fully paid and non-assessable.

Directors’ Exculpation and Indemnification

Our restated certificate of incorporation provides that none of our directors shall be liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law, or the DGCL. The effect of this provision is to eliminate our rights, and our stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director. This provision does not limit or eliminate our right, or the right of any stockholder, to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, the restated certificate provides that, if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. These provisions will not alter the liability of directors under federal or state securities laws. The restated certificate also includes provisions for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the DGCL.

Election and Removal of Directors

The restated certificate of incorporation classifies our board of directors into three classes, as nearly equal in number as possible, so that each director will serve for three years, with one class of directors being elected, each year. The restated certificate also provides that directors may be removed for cause only with the approval of the holders of at least two-thirds of the voting power of our shares entitled to vote generally in the election of directors at an annual meeting or special meeting called for such purpose. In addition, the restated certificate requires at least two-thirds of the voting power of our shares entitled to vote generally in the election of directors at an annual meeting or special meeting called for such purpose to alter, amend or repeal the provisions relating to the classified board and removal of directors described above.

We believe that the provisions described in the preceding paragraph, taken together, reduce the possibility that a third party could effect a change in the composition of our board of directors without the support of the incumbent board. The provisions may have significant effects on the ability of our stockholders to change the composition of the incumbent board, to benefit from transactions which are opposed by the incumbent board, to assume control of us or effect a fundamental corporate transaction such as a merger. Nevertheless, although we have not experienced any problems in the past with the continuity or stability of the board, management believes that the provisions help assure the continuity and stability of our policies in the future, since the majority of the directors at any time will have prior experience as directors.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL. That section; provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of such person who is an “interested stockholder” for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by the holders of at least 66 2/3% of the corporation’s outstanding voting stock at an a annual or special meeting, excluding shares owned by the interested stockholder. An “interested stockholder” is defined as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Rights Agreement

On November 12, 1998, our board of directors declared a distribution of one right for each outstanding share of common stock to stockholders of record at the close of business on November 23, 1998, and for each share of common stock issued (including shares distributed from treasury stock) by us thereafter and prior to the distribution date, which will occur on the date described below. Each right entitles the registered holder, subject to the terms of the rights agreement dated as of November 12, 1998, to purchase from us one one-thousandth of a share, or a unit, of series A junior preferred stock, par value $0.01 per share, at a purchase price of $100.00 per unit, subject to adjustment.

Initially, the rights will attach to all certificates representing shares of outstanding common stock, and no separate rights certificates will be distributed. The rights will separate from the common stock and the distribution date will occur upon the earlier of (i) 10 days following a public announcement (the date of such announcement being the “stock acquisition date”) that a person or group of affiliated or associated persons, other than us, any subsidiaries or any of our or our subsidiaries’ employee benefit plans (an “acquiring person”) has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more of the then outstanding shares of common stock, or (ii) 10 days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the then outstanding shares of common stock. Until the distribution date, (i) the rights will be evidenced by common stock certificates and will be transferred with and only with such common stock certificates, (ii) new common stock certificates issued after November 23, 1998 (also including shares distributed from treasury stock) will contain a notation incorporating the rights agreement by reference and (iii) the surrender for transfer of any certificates representing outstanding common stock will also constitute the transfer of the rights associated with the common stock represented by such certificates.

The rights are not exercisable until the distribution date and will expire at the close of business on the tenth anniversary of the rights agreement unless earlier redeemed by us.

As soon as practicable after the distribution date, rights certificates will be mailed to holders of record of common stock as of the close of business on the distribution date and, thereafter, the separate rights certificates alone will represent the rights.

In the event that (i) we are the surviving corporation in a merger with an acquiring person and shares of our common stock shall remain outstanding, (ii) a person becomes the beneficial owner of 15% or more of the then outstanding shares of our common stock, (iii) an acquiring person engages in one or more “self-dealing” transactions as set forth in the rights agreement, or (iv) during such time as there is an acquiring person, an event occurs which results in such acquiring person’s ownership interest being increased by more than 1% (e.g., by means of a reverse stock split or recapitalization), then, in each such case, each holder of a right will thereafter have the right to receive, upon exercise, units of series A junior preferred stock (or, in certain circumstances, common stock, cash, property or other of our securities) having a value equal to two times the exercise price of the right. The exercise price is the purchase price multiplied by the number of units of series A junior preferred stock issuable upon exercise of a right prior to the events described in this paragraph. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all rights that are, or (under certain circumstances specified in the rights agreement) were, beneficially owned by any acquiring person will be null and void.

In the event that, at any time following the stock acquisition date, (i) we are acquired in a merger or, other business combination transaction and we are not the surviving corporation (other than a merger described in the preceding paragraph), (ii) any person consolidates or merges with us and all or part of our common stock is converted or exchanged for securities, cash or property of any other person or (iii) 50% or more of our assets or earning power is sold or transferred, each holder of a right (except rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring person having a value equal to two times the exercise price of the right.

The purchase price payable, and the number of units of series A junior preferred stock issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the series A junior preferred stock, (ii) if holders of the series A junior preferred stock are granted certain rights or warrants to subscribe for series A junior or preferred stock or convertible securities at less than the current market price of the series A junior preferred stock, or (iii) upon the distribution to the holders of the series A junior preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. We are not required to issue fractional units. In lieu thereof, an adjustment in cash may be made based on the market price of the series A junior preferred stock prior to the date of exercise.

At any time until ten days following the stock acquisition date, a majority of the board of directors may redeem the rights in whole, but not in part, at the redemption price of $0.01 per right, payable, at the election of such majority of the board of directors, in cash or shares of our common stock. Immediately upon the action of a majority of the board of directors ordering the redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of our company, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for units of series A junior preferred stock, or other consideration.

Any of the provisions of the rights agreement may be amended at any time prior to the distribution date. After the distribution date, the provisions of the rights agreement may be amended in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of rights, excluding the interests of any acquiring person, or to shorten or lengthen any time period under the rights agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the rights are not redeemable.

The units of series A junior preferred stock that may be acquired upon exercise of the rights will be nonredeemable and subordinate to any other shares of preferred stock that may be issued by us.

Each unit of series A junior preferred stock will have a minimum preferential quarterly dividend rate of $0.01 per unit but will, in any event, be entitled to a dividend equal to the per share dividend declared on our common stock.

In the event of liquidation, the holder of a unit of series A junior preferred stock will receive a series A junior preferred liquidation payment equal to the greater of $0.01 per unit or the per share amount paid in respect of a share of our common stock.

Each unit of series A junior preferred stock will have one vote, voting together with the common stock. The holders of units of series A junior preferred stock, voting as a separate class, shall be entitled to elect two directors if dividends on the preferred stock are in arrears for six fiscal quarters.

In the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each unit of series A junior preferred stock will be entitled to receive the per share amount paid in respect of each share of common stock.

The rights of holders of the series A junior preferred stock to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

Because of the nature of the series A junior preferred stock’s dividend, liquidation and voting rights, the economic value of one unit of series A junior preferred stock that may be acquired upon the exercise of each right should approximate the economic value of one share of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Limited.

PLAN OF DISTRIBUTION

We may sell our common stock offered by this prospectus:

•       through agents;

•       to or through underwriters;

•       through dealers;

•       directly by us to other purchasers; or

•       through a combination of any such methods of sale.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters' compensation will be described in the applicable prospectus supplement.

We (directly or through agents) may sell, and the underwriters may resell, the common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of common stock, the underwriters or agents may receive compensation from us or from purchasers of the common stock for whom they may act as agents.  The underwriters may sell common stock to or through dealers, who may also receive compensation from purchasers of the common stock for whom they may act as agents.  Compensation may be in the form of discounts, concessions or commissions.  Underwriters, dealers and agents that participate in the distribution of the common stock may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be treated as underwriting discounts and commissions under the Securities Act.

We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement relating to a particular issue of common stock, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the common stock from us under delayed delivery contracts providing for payment and delivery at a future date.  These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

The validity of our common stock will be passed upon for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

The financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II:   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the common stock being registered hereby are currently anticipated to be as follows (all amounts except for the SEC filing fee are estimated).

SEC registration fee	$ *
Legal fees and expenses	300,000
Accounting fees and expenses	125,000
Printing and engraving expenses	50,000
Miscellaneous expenses	175,000
Total	$650,000

*                    Deferred in accordance with Rule 457(r) and Rule 456(b) of the Securities Act.

Item 15.                 Indemnification of Directors and Officers.

Limitation on Liability of Directors

Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the “DGCL”), Paragraph 11 of BE Aerospace’s amended and restated certificate of incorporation (the “Certificate”) eliminates the personal liability of BE Aerospace’s directors to BE Aerospace or its stockholders for monetary damages for breach of fiduciary duty, including, without limitation, directors serving on committees of BE Aerospace’s board of directors (the “Board”). Directors remain liable for (1) any breach of the duty of loyalty to BE Aerospace or its stockholders, (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (3) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, and (4) any transaction from which directors derive an improper personal benefit.

Indemnification and Insurance

In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Paragraph 11 grants BE Aerospace’s directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative proceedings to which they are a party (1) by reason of the fact that they are or were directors or officers of BE Aerospace or (2) by reason of the fact that, while they are or were directors or officers of BE Aerospace, they are or were serving at the request of BE Aerospace as directors or officers of another corporation, partnership, joint venture, trust or enterprise.

Paragraph 11 further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to BE Aerospace by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified under Paragraph 11. BE Aerospace may not indemnify or make advance payments to any person in connection with proceedings initiated against BE Aerospace by such person without the authorization of the Board.

In addition, Paragraph 11 provides that directors and officers therein described shall be indemnified to the fullest extent permitted by Section 145 of the DGCL, or any successor provisions or amendments thereunder.

In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Paragraph 11 allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be a director or officer of BE Aerospace and to inure to the benefit of the indemnitee’s heirs, executors and administrators.

Paragraph 11 further provides that the right to indemnification is not exclusive of any other right that any indemnitee may have or thereafter acquire under any statute, the Certificate, any agreement or vote of stockholders or disinterested directors or otherwise, and allows BE Aerospace to indemnify and advance expenses to any person whom the corporation has the power to indemnify under the DGCL or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, BE Aerospace has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Certificate authorizes BE Aerospace to purchase insurance for directors and officers of BE Aerospace and persons who serve at the request of BE Aerospace as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or enterprise against any expense, liability or loss incurred in such capacity, whether or not BE Aerospace would have the power to indemnify such persons against such expense or liability under the DGCL. BE Aerospace intends to maintain insurance coverage of its officers and directors as well as insurance coverage to reimburse BE Aerospace for potential costs of its corporate indemnification of directors and officers.

Item 16.                 Exhibits.

The exhibits to this Registration Statement are listed on the Index to Exhibits to this Registration Statement, which Index to Exhibits is hereby incorporated by reference.

Item 17.                 Undertakings.

The undersigned registrant hereby undertakes:

(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to our common stock offered therein, and the offering of such common stock at that time shall be deemed to be the initial bona fide offering thereof;

(3)   to remove from registration by means of a post-effective amendment any of our common stock being registered which remain unsold at the termination of the offering;

(4)   that, for the purpose of determining any liability under the Securities Act to any purchaser:

(A)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1934 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of common stock in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to our common stock in the registration statement to which the prospectus relates, and the offering of such common stock at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is  part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)   that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the common stock, the undersigned registrant undertakes that in a primary offering of common stock of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell our common stock to the purchaser, if our common stock is offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such common stock to such purchaser:

(i)    any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its common stock provided by or on behalf of the undersigned registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to our common stock offered therein, and the offering of such common stock at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with our common stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of Wellington, State of Florida, on March 19, 2007.

BE Aerospace, Inc.
(Registrant)
By:	/s/ AMIN J. KHOURY
Amin J. Khoury
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints Amin J. Khoury and Thomas P. McCaffrey, each of them severally, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement on Form S-3 and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act which relates to this registration statement, and all instruments necessary or advisable in connection therewith and to file the same with the SEC, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments. This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date
/s/ AMIN J. KHOURY	Chairman and Chief Executive Officer	March 19, 2007
Amin J. Khoury	(Principal Executive Officer)

/s/ THOMAS P. MCCAFFREY	Senior Vice President of Administration and	March 19, 2007
Thomas P. McCaffrey	Chief Financial Officer
(Principal Financial and Accounting Officer)
/s/ CHARLES L. CHADWELL	Director	March 19, 2007
Charles L. Chadwell
/s/ JIM C. COWART	Director	March 19, 2007
Jim C. Cowart
/s/ RICHARD G. HAMERMESH	Director	March 19, 2007
Richard G. Hamermesh
/s/ DAVID C. HURLEY	Director	March 19, 2007
David C. Hurley

Signature	Title	Date
/s/ ROBERT J. KHOURY	Director	March 19, 2007
Robert J. Khoury
/s/ JONATHAN M. SCHOFIELD	Director	March 19, 2007
Jonathan M. Schofield
/s/ ARTHUR E. WEGNER	Director	March 19, 2007
Arthur E. Wegner

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibits
1.1*	–	Underwriting Agreement
4.1	–	Specimen Common Stock Certificate (incorporated by reference to the registrant’s Registration Statement on Form S-1 (No. 33-33689), as amended, filed with the Commission on March 7, 1990)
4.2	–	Rights Agreement between the Registrant and BankBoston, N.A., as rights agent, (incorporated by reference to the registrant’s current report on Form 8-K filed with the Commission on November 18, 1998)
5.1	–	Opinion of Shearman & Sterling LLP
23.1	–	Consent of Independent Registered Public Accounting Firm
23.2	–	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
24.1	–	Powers of Attorney (included on signature page)

*                    To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.